Exhibit 5.4
[Form Of Greenberg Traurig, LLP Arizona Security Interest Opinion]
File No. _____________
[Date]

Sears National Bank
2626 South Hardy
Tempe, Arizona 85282

Bank One, National Association
  as Trustee
One Bank One Plaza
Suite 0126
Chicago, Illinois 60670-0126

Attention: Corporate Trust Services Division

Re: Sears Credit Account Master Trust II, Series __________
Ladies and Gentlemen:

We have acted as special counsel to Sears National Bank, a national banking association ("Bank"), in connection with the transactions contemplated by the Pooling and Servicing Agreement, dated as of July 31, 1994, by and among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc), a Delaware Corporation ("SRFG"), as seller, Sears, Roebuck and Co., a New York corporation ("Company"), as servicer, and Bank One, National Association, (formerly The First National Bank of Chicago), a national banking association, as trustee, for the Sears Credit Account Master Trust II (the "Trust"), as supplemented and amended by the Supplements, Amendments, Assignments of Additional Accounts and Reassignments of Receivables described in Exhibit A hereto (collectively, the "Pooling and Servicing Agreement").

Pursuant to the terms of the Pooling and Servicing Agreement, SRFG will transfer to the Trust, all of its right, title and interest in and to certain receivables, consisting generally of any amount owing under an account by obligors obligated to make payments under an account. Under the terms of the Pooling and Servicing Agreement, such receivables will be held by Trustee for the benefit of the Investor Certificateholders and SRFG.

Some of the receivables to be transferred to the Trust may have been sold, conveyed, transferred, assigned and delivered by Bank to Company pursuant to the terms of that Assignment of Accounts and Sale of Receivables Agreement, dated as of September 15, 1994, by and between Bank and Company, as amended and supplemented by the Amendments, Bank Originated Accounts Assignments and Additional Accounts Assignments described on Exhibit B hereto (collectively, the "Assignment Agreement"). Pursuant to the terms of the Assignment Agreement, Bank will sell, transfer, assign or otherwise convey to Company (or to Company's designee), without recourse, all right, title and interest of Bank in and to (a) Receivables created on or after the Initial Account Transfer Dates, Account Transfer Dates and Origination Dates, as applicable, (b) all monies due or to become due with respect thereto, (c) all proceeds of such Receivables, and (d) Insurance Proceeds, if any, relating thereto (collectively, the "Transferred Assets"). Pursuant to the terms of the Assignment Agreement, in the event the sale, transfer, assignment or conveyance of the Transferred Assets is deemed to create a security interest, Bank has granted a security interest in the Transferred Assets to Company.

To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Assignment Agreement. As used in this opinion, the term "Accounts" does not include Additional Accounts (as defined in the Assignment Agreement) other than the Accounts transferred pursuant to the Additional Accounts Assignments and the term "Receivables" does not include Receivables arising from Additional Accounts, other than Receivables arising from Accounts transferred pursuant to the Additional Accounts Assignments. As used in this opinion, the term "Bank's Receivables" means that portion of the Transferred Assets that constitute the Receivables of Accounts owned by Bank (the "Bank's Accounts"), which Receivables (i) came into existence from and after the applicable Initial Transfer Dates, Account Transfer Dates and Origination Dates, as applicable, and (ii) arise from Bank's Accounts that are set forth on Schedule I of the Pooling and Servicing Agreement as of the date of this opinion, except Receivables of Charged-Off Accounts. As used in this opinion, (i) the term "Prior Arizona Code" means the Uniform Commercial Code as in effect in the State of Arizona on June 30, 2001 (Title 47, Arizona Revised Statutes), (ii) the term "Current Arizona Code" means the Uniform Commercial Code as in effect in the State of Arizona as of the date of this opinion (Title 47, Arizona Revised Statutes), and (iii) the term "Arizona Code" means the Prior Arizona Code and the Current Arizona Code, as applicable.

For purposes of this opinion, we have examined such questions of law and fact as we have deemed necessary or appropriate, and we have examined, and relied as to matters of fact upon, the following documents:

A. The Pooling and Servicing Agreement, as executed by SRFG, Company and Trustee;

B. The Assignment Agreement, as executed by Bank and Company;

C. The financing statement on Form UCC-1, dated November 21, 1994, naming Bank as debtor/seller and Company as secured party/purchaser, as executed by Bank, and filed with the Office of the Secretary of State of the State of Arizona on November 21, 1994, at File No. 809828 as modified by that financing statement change on Form UCC-2, dated and effective as of September 17, 1994, as executed by Bank and Company, and filed with the Office of the Secretary of State of the State of Arizona on May 1, 1995, that financing statement change on Form UCC-2, dated August 1, 1995, as executed by Bank and Company, and filed with the Office of the Secretary of State of the State of Arizona on November 2, 1995, that financing statement change on Form UCC-2, dated April 1, 1997, as executed by Bank and Company, and filed with the Office of the Secretary of State of the State of Arizona on May 6, 1997, that financing statement change on Form UCC-2, dated as of April 24, 1997, as executed by Bank and Company, and filed with the Office of the Secretary of State of the State of Arizona on July 28, 1997, that financing statement change on Form UCC-2, as executed by Bank and Company, and filed with the Office of the Secretary of State of the State of Arizona on November 8, 2000 and that UCC Financing Statement Amendment filed with the Office of the Secretary of State of the State of Arizona on September 10, 2001; the financing statement on Form UCC-1, dated and effective as of August 1, 1995, naming Bank as debtor/seller and Company as secured party/purchaser, as executed by Bank, and filed with the Office of the Secretary of State of the State of Arizona on November 2, 1995, at File No. 852898 as modified by that financing statement change on Form UCC-2, dated April 1, 1997, as executed by Bank and Company, and filed with the Office of the Secretary of State of the State of Arizona on May 6, 1997, and that UCC Financing Statement Amendment filed with the Office of the Secretary of State of the State of Arizona on October 5, 2001; the financing statement on Form UCC-1, dated and effective as of December 1, 1995, naming Bank as debtor/seller and Company as secured party/purchaser, as executed by the Bank, and filed with the Office of the Secretary of State of the State of Arizona on April 15, 1996, at File No. 893381 as modified by that financing statement change on Form UCC-2, dated April 1, 1997, as executed by Bank and Company, and filed with the Office of the Secretary of State of the State of Arizona on May 6, 1997; and the financing statement on Form UCC-1, dated and effective as of September 1, 1996, naming Bank as debtor/seller and Company as secured party/purchaser, as executed by Bank, and filed with the Office of the Secretary of State of the State of Arizona on November 12, 1996, at File No. 943348 as modified by that financing statement change on Form UCC-2, dated April 1, 1997, as executed by Bank and Company, and filed with the Office of the Secretary of State of the State of Arizona on May 6, 1997 (collectively, the "Financing Statements");

D. The Certificate of Bank, dated as of ________, 200__ executed on behalf of Bank by Roger G. Schwierjohn, its President (the "Certificate of Bank"); and

E. The Certificate of Financing Statements issued by the Office of the Secretary of State of the State of Arizona dated ________, 200__, relating to financing statements and related filings with respect to Bank filed in the Office of the Secretary of State of the State of Arizona through ________, 200__, (the "Search Report").

F. Copy of the Amended Articles of Association of Bank, as amended (the "Articles of Association").

Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that, to the extent that: (i) the Assignment Agreement creates a valid security interest in Bank's Receivables in favor of Company; and (ii) perfection and the effect of perfection or nonperfection of such security interest is governed by the Arizona Code, then:

1. the Financing Statements having been filed with the Office of the Secretary of State of the State of Arizona, the interest of Company in Bank's Receivables constitutes or will constitute a perfected security interest in: (i) Bank's Receivables as of, and after, the time those Bank's Receivables are created; and (ii) proceeds (as defined in the Arizona Code) of such Bank's Receivables (the "Proceeds") (to the extent the laws of the State of Arizona are applicable thereto), as limited by Section 9306 of the Prior Arizona Code and Section 9315 of the Current Arizona Code; and

2. the security interest as described in subparagraph 1. above is enforceable as such against, and is prior to, creditors of, and purchasers from, Bank, except as priority thereof may be subject to: (i) with respect to Bank's Receivables, if any, represented by chattel paper (as defined in the Prior Arizona Code) ("Chattel Paper") and Proceeds thereof, the interest of a purchaser of such Chattel Paper under Section 9308 of the Prior Arizona Code; (ii) with respect to Bank's Receivables, if any, evidenced by instruments (as defined in the Arizona Code) ("Instruments") and Proceeds thereof, (A) the rights of third parties as to Instruments that are not in the possession of Company, and (B) security interests of third parties perfected for twenty days under Section 9312 of the Current Arizona Code; (iii) with respect to Proceeds, the limitations in Section 9306 of the Prior Arizona Code and Section 9315 of the Current Arizona Code; (iv) liens or claims in favor of any federal, state or local governmental authority or any agency or instrumentality thereof (including, without limitation, any federal or state tax lien or lien arising under Title IV of the Employee Retirement Income Security Act of 1974, as amended) which are given priority by operation of applicable law over perfected security interests; and (v) other liens, encumbrances or charges that may be given priority over perfected security interests pursuant to applicable law (except liens, encumbrances or charges against Bank that are perfected by the filing of a financing statement with the Office of the Secretary of State of the State of Arizona). With respect to clause (ii) above, we note that Bank covenants in Section 3.6 of the Assignment Agreement to the effect that no Receivable will be evidenced by an Instrument, except in connection with the enforcement or collection of an Account by Bank.

The opinions set forth in this letter are subject to the following qualifications, limitations and exceptions:

a. Enforcement of the interest created under the Assignment Agreement may be limited by general principles of equity (regardless of whether considered in a proceeding in law or equity).

b. We express no opinion as to: (i) the creation, validity or enforceability of any interest of Bank in Bank's Receivables; (ii) the legal or equitable title of Bank to any of Bank's Receivables; (iii) whether the transfer of Bank's Receivables from Bank to Company creates or constitutes a valid sale, conveyance, transfer and assignment or the grant of a security interest; (iv) whether the Receivables constitute "accounts," "general intangibles" or "chattel paper," as such terms are defined in the Prior Arizona Code; and (v) whether the laws of the State of Arizona apply to the Proceeds.

c. We have assumed: (i) the due and valid authorization, execution and delivery by the respective parties of the Assignment Agreement and the Financing Statements; (ii) that all such parties had the legal power to act in the capacity in which such parties are to act under the Assignment Agreement and the Financing Statements; (iii) the genuineness of all signatures not witnessed, the authenticity of documents submitted as originals and conformity to originals of all copies; (iv) that the Assignment Agreement and the Financing Statements constitute valid and legally binding obligations of each party thereto, enforceable against each party in accordance with their respective terms; and (v) that the Assignment Agreement and the Financing Statements since execution have been, and at all times until their termination will be, official records of Bank. We note that the Certificate of Bank confirms that the Assignment Agreement and the Financing Statements have been and are kept as the official records of Bank.

d. In expressing the opinions set forth herein, we have assumed that: (i) the execution and delivery of the Assignment Agreement, the Financing Statements and the consummation and performance of the transactions contemplated by the Assignment Agreement and the Financing Statements will not conflict with or result in a violation of any (A) applicable law or rule affecting Bank, (B) judgment, order or decree of any court, regulator or arbiter to which Bank is a party or by which it is bound, or (C) contract, indenture, instrument or other agreement to which Bank is a party or by which it is bound; and (ii) the Assignment Agreement and the Financing Statements accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Assignment Agreement or the Financing Statements.

e. We have assumed the accuracy and completeness of, and relied without independent investigation or verification upon, the Certificate of Bank and the Search Report.

f. We have assumed that in connection with the transfer of the Accounts from Company to Bank pursuant to the Assignment Agreement that all financing statements and other notices have been filed, and all other actions have been taken, as required by the Assignment Agreement and applicable law.

g. We have assumed that the computer files of Bank and Company clearly indicate the assignment of the Receivables from Bank to Company. We note that the Certificate of Bank confirms this assumption.

h. In rendering the opinions expressed herein, we have assumed, without independent investigation or verification, based solely upon the Search Report and the Certificate of Bank, that Bank owns Bank's Receivables and has good and marketable title to Bank's Receivables free and clear of all liens, claims or other interests of any person or entity, except for: (i) the interests of Company and Bank, respectively, arising pursuant to the Assignment Agreement; (ii) any liens, claims or interests of any person or entity reflected on the Search Report; (iii) any liens, claims or other interests of SRFG; and (iv) any liens, claims or other interests of the Trust. We note that the Certificate of Bank states that Bank has not received notice that any person claims any lien, claim, security interest or other interest against Bank's Receivables or the Proceeds thereof.

i. In rendering the opinions expressed herein, we have assumed, without independent investigation or verification, that none of the Bank's Accounts and none of the Bank's Receivables includes any accounts or receivables sold to: (i) Max Recovery Trust I ("Max Trust") pursuant to that Purchase and Sale Agreement dated as of March 25, 1997, among the Company, Bank and SRFG as Sellers and Max Trust as Buyer (the "Max Trust Purchase and Sale Agreement"); (ii) Credit Card Rehabilitation Master Trust 1998-I ("Rehabilitation Trust") pursuant to that Purchase and Sale Agreement dated as of February 20, 1998, among the Company, Bank and SRFG as Sellers and Rehabilitation Trust as Buyer and Coldata Financial Management, LLC (the "Rehabilitation Trust Purchase and Sale Agreement"); (iii) Equifax Risk Management Services, a division of Equifax Credit Information Services, Inc. ("Equifax") pursuant to that Purchase and Sale Agreement dated as of June 30, 1998, among the Company, Bank and SRFG as Sellers and Equifax as Buyer (the "Equifax Purchase and Sale Agreement"); (iv) Max Recovery, Inc. ("Max Recovery") pursuant to: (A) that Purchase and Sale Agreement dated as of September 14, 1999, among the Company, Bank and SRFG as Sellers and Max Recovery as Buyer (the "Max Recovery Purchase and Sale Agreement (1999)"); and (B) that Purchase and Sale Agreement dated as of May 1, 2000, among the Company, Bank and SRFG as Sellers and Max Recovery as Buyer (the "Max Recovery Purchase and Sale Agreement (2000)"); (v) Equifax Credit Information Services, Inc. ("Equifax Credit") pursuant to: (A) that Purchase and Sale Agreement dated as of October 29, 1999, among the Company, Bank and SRFG as Sellers and Equifax Credit as Buyer (the "Equifax Purchase and Sale Agreement (1999)"); and (B) that Purchase and Sale Agreement dated as of March 31, 2000, among the Company, Bank and SRFG as Sellers and Equifax Credit as Buyer (the "Equifax Purchase and Sale Agreement (2000)"); and (vi) Portfolio Recovery Associates, LLC ("Portfolio Recovery"), pursuant to: (A) that Purchase and Sale Agreement dated as of February 20, 2001, among Company and Bank as Sellers and Portfolio Recovery as Buyer; (B) that Purchase and Sale Agreement, dated as of July 27, 2001, among Company, Bank and SRFG as Sellers and Portfolio Recovery as Buyer; and (C) that Purchase and Sale Agreement, dated as of August 30, 2001, among Company, Bank and SRFG as Sellers and Portfolio Recovery as Buyer (collectively, the "Portfolio Recovery Purchase and Sale Agreements"). We note that: (s) the form of Assignment attached as Exhibit D to the Max Trust Purchase and Sale Agreement and the financing statement on Form UCC-1 naming Bank as debtor and Max Trust as secured party, filed with the Office of the Secretary of State of the State of Arizona on April 7, 1997 at File No. 962736, both indicate that the accounts transferred to Max Trust pursuant to the Max Trust Purchase and Sale Agreement do not include accounts relating to receivables transferred by SRFG to the Trust; (t) the form of Assignment attached as Exhibit D to the Rehabilitation Trust Purchase and Sale Agreement and the financing statement on Form UCC-1 naming Bank as debtor and Rehabilitation Trust as secured party, filed with the Office of the Secretary of State of the State of Arizona on February 24, 1998 at File No. 01005624 both indicate that the accounts transferred to Rehabilitation Trust pursuant to the Rehabilitation Trust Purchase and Sale Agreement do not include accounts relating to receivables transferred by SRFG to the Trust; (u) the form of Bill of Sale and Assignment attached as Exhibit D-1 to the Equifax Purchase and Sale Agreement indicates that the accounts transferred to Equifax pursuant to the Equifax Purchase and Sale Agreement do not include accounts relating to receivables transferred by SRFG to the Trust; (v) the form of Bill of Sale and Assignment attached as Exhibit D-1 to the Max Recovery Purchase and Sale Agreement (1999) and the financing statement on Form UCC-1 naming Bank as debtor and Max Recovery as secured party, filed with the Office of the Secretary of State of the State of Arizona on October 18, 1999 at File No. 1088772 both indicate that the accounts transferred to Max Recovery pursuant to the Max Recovery Purchase and Sale Agreement (1999) do not include accounts relating to receivables transferred by SRFG to the Trust; (w) the form of Bill of Sale and Assignment attached as Exhibit D-1 to the Max Recovery Purchase and Sale Agreement (2000) and the financing statement on Form UCC-1 naming Bank as debtor and Max Recovery as secured party, filed with the Office of the Secretary of State of the State of Arizona on July 26, 2000 at File No. 1131336, both indicate that the accounts transferred to Max Recovery pursuant to the Max Recovery Purchase and Sale Agreement (2000) do not include accounts relating to receivables transferred by SRFG to the Trust; (x) the form of Bill of Sale and Assignment attached as Exhibit D-1 to the Equifax Credit Purchase and Sale Agreement (1999) and the financing statement on Form UCC-1 naming Bank as debtor and Equifax Credit as secured party, filed with the Office of the Secretary of State of the State of Arizona on November 29, 1999 at File No. 1094638 both indicate that the accounts transferred to Equifax Credit pursuant to the Equifax Credit Purchase and Sale Agreement (1999) do not include accounts relating to receivables transferred by SRFG to the Trust; (y) the form of Bill of Sale and Assignment attached as Exhibit D-1 to the Equifax Credit Purchase and Sale Agreement (2000) and the financing statements on Form UCC-1 naming Bank as debtor and Equifax Credit as secured party, filed with the Office of the Secretary of State of the State of Arizona on April 24, 2000 at File No. 1113752, May 9, 2000 at File No. 1116423, June 5, 2000 at File No. 1120330, June 29, 2000 at File No. 1123878, July 26, 2000 at File No. 1131336, October 18, 2000 at File No. 1141718, November 13, 2000 at File No. 1145701, November 13, 2000 at File No. 1145702, November 17, 2000 at File No. 1147371, February 22, 2001 at File No. 1161153, February 26, 2001 at File No. 1161246, March 21, 2001 at File No. 1165206 and April 16, 2001 at File No. 1170326, all indicating that the accounts transferred to Equifax Credit pursuant to the Equifax Credit Purchase and Sale Agreement (2000) do not include accounts relating to receivables transferred by SRFG to the Trust; and (z) the form of Bill of Sale and Assignment attached as Exhibit D-1 to the Portfolio Recovery Purchase an Sale Agreements and the UCC Financing Statement naming Bank as debtor and Portfolio Recovery as secured party filed with the Office of the Secretary of State of the State of Arizona on September 10, 2001 at File No. 200111889431 both indicated that the accounts transferred to Portfolio Recovery pursuant to the Portfolio Recovery Purchase and Sale Agreements do not include accounts related to receivables transferred by SRFG to the Trust. We further note that the Certificate of Bank confirms that: (i) the accounts transferred to Max Trust pursuant to the Max Trust Purchase and Sale Agreement do not include accounts relating to receivables transferred by SRFG to the Trust, (ii) the accounts transferred to Rehabilitation Trust pursuant to the Rehabilitation Trust Purchase and Sale Agreement do not include accounts relating to receivables transferred by SRFG to the Trust, (iii) the accounts transferred to Equifax pursuant to the Equifax Purchase and Sale Agreement do not include accounts relating to receivables transferred by SRFG to the Trust, (iv) the accounts transferred to Max Recovery pursuant to the Max Recovery Purchase and Sale Agreement (1999) and the Max Recovery Purchase and Sale Agreement (2000) do not include accounts relating to receivables transferred by SRFG to the Trust, (v) the accounts transferred to Equifax Credit pursuant to the Equifax Credit Purchase and Sale Agreement (1999) and the Equifax Credit Purchase and Sale Agreement (2000) do not include accounts relating to receivables transferred by SRFG to the Trust, and (vi) the accounts transferred to Portfolio Recovery pursuant to the Portfolio Recovery Purchase and Sale Agreements do not include accounts relating to receivables transferred by SRFG to the Trust.

j. In expressing the opinions set forth herein, we have assumed that in the event that a change in name, identity or corporate structure of Bank makes the Financing Statements seriously misleading within the meaning of Section 9506 of the Current Arizona Code, or the location of Bank designated in its Articles of Association is changed to a state other than the State of Arizona, then such financing statements or amendments will be filed as may be necessary to continue the perfection of the interest of Company in Bank's Receivables as required by Section 3.4 of the Assignment Agreement within the time specified in Sections 9316 or 9507 of the Current Arizona Code, as the case may be. In addition, we have assumed that any continuation statement will be filed within the time specified by Section 9515 of the Current Arizona Code.

k. In rendering the opinions expressed herein, we have assumed, without independent investigation or verification, based upon the Certificate of Bank, that except to the extent disclosed in the Certificate of Bank: (i) Bank has not changed its name, whether by amendment of its Articles of Association, by reorganization or otherwise, within the last four months; (ii) Bank has not changed the location of its chief executive office or its principal place of business within the last four months, and (iii) Bank has not changed the location of Bank's main office at 2626 South Hardy Tempe, Arizona 85282 designated in its Articles of Amendment.

l. No opinion is expressed herein with respect to: (i) Receivables arising from Additional Accounts (as defined in the Assignment Agreement) other than Receivables arising from Accounts transferred pursuant to the Additional Accounts Assignments; (ii) Receivables arising from Accounts that are repurchased pursuant to Section 2.2 of the Assignment Agreement; or (iii) the Proceeds of the foregoing.

m. We express no opinion as to the priority of any security interest of Company against: (i) any liens, claims or other interests that arise by operation of law (including, without limitation, to the extent a lien creditor has attached or levied against Bank's Receivables prior to the transfer thereof to Company) and do not require any filing, possession or similar action in order to take priority over perfected security interests; (ii) any liens, claims or other interests that have been improperly filed, noticed or claimed; (iii) any liens, claims or other interests of SRFG in Bank's Receivables; (iv) any liens, claims or other interests of the Trust in Bank's Receivables; (v) a security interest perfected under the laws of a jurisdiction other than Arizona to the extent that Bank's Receivables were located in such jurisdiction within the last four months; (vi) the rights of a holder of a purchase money security interest; (vii) any portion of Bank's Receivables constituting proceeds of a security interest of a third party; (viii) as to Proceeds represented by Instruments or Chattel Paper, the rights of the holders of such Instruments or the rights of the purchaser of such Chattel Paper; (ix) the rights or interests of a receiver or conservator of Bank under federal law; and (x) the Proceeds of any Bank Receivables due from any federal, state or local government. We note that the Certificate of Bank confirms that none of Bank's Receivables are subject to the rights of a holder of a purchase money security interest and none of the Obligors on any of the Accounts are the United States, any state or local government, or any agency or instrumentality of the United States, any state or local government.

n. We express no opinion as to the consequences of the insolvency of Bank, or the conservatorship or receivership of Bank in which the Federal Deposit Insurance Corporation, or any other governmental authority or entity, is appointed conservator or receiver of Bank.

o. We are qualified to practice law in the State of Arizona, and we do not express any opinion concerning any law other than the law of the State of Arizona. Without limiting the generality of the preceding sentence, we express no opinion on any matters of federal law. We also note that the Assignment Agreement provides that it shall be governed by the law of the State of Illinois. We have assumed that under the Uniform Commercial Code as in effect in the State of Illinois, the perfection and the effect of perfection or nonperfection and priority of a security interest in Bank's Receivables is governed by the law of the jurisdiction in which the debtor is located. We express no opinion as to whether Arizona or Illinois law applies to the Proceeds.

p. The opinions expressed in this letter are based upon the law in effect as of the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.

* * *

This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Pooling and Servicing Agreement. This opinion is not to be used, circulated or quoted in any manner or otherwise referred to or relied on for any other purpose or by any other person or entity without, in each instance, our express written consent, except that Company, SRFG, [Underwriters] [Rating Agencies] may rely upon this opinion as if this opinion were addressed to them.

Very truly yours,

EXHIBIT A

1.       SUPPLEMENTS:

A.      Series 1994-1 Supplement, dated as of August 16, 1994.
  B.      Series 1994-2 Supplement, dated as of October 12, 1994.

  C.      Series 1995-1 Supplement, dated as of January 4, 1995.

  D.      Series 1995-2 Supplement, dated as of January 20, 1995.

  E.      Series 1995-3 Supplement, dated as of May 8, 1995.

  F.      Series 1995-4 Supplement, dated as of September 6, 1995.

  G.      Series 1995-5 Supplement, dated as of December 12, 1996.

  H.      Series 1996-1 Supplement, dated as of March 26, 1996.

  I.      Series 1996-2 Supplement, dated as of May 17, 1996.

  J.      Series 1996-3 Supplement, dated as of August 6, 1996.

  H.     Series 1996-4 Supplement, dated as of October 29, 1996.

  I.       Series 1996-5 Supplement, dated as of December 16, 1996.

  J.      Series 1997-1 Supplement, dated as of July 31, 1997.

  K.     Series 1998-1 Supplement, dated as of June 2, 1998

  L.     Series 1998-2 Supplement, dated as of November 9, 1998.

  M.    Series 1999-1 Supplement, dated as of March 23, 1999.

  N.     Series 1999-2 Supplement, dated as of September 27, 1999.

  O.     Series 1999-3 Supplement, dated as of November 23, 1999.

  P.     Series 2000-1 Supplement, dated as of June 15, 2000.

  Q.     Series 2000-2 Supplement, dated as of September 28, 2000.

  R.     Series 2000-3 Supplement, dated as of November 2, 2000.

  S.     Series 2000-4 Supplement, dated as of November 2, 2000.

  T.     Series 2001-1 Supplement, dated as of March 8, 2001.

  U.     Series 2001-2 Supplement, dated as of June 15, 2001.

  V.     Series 2001-3 Supplement, dated as of October 1, 2001.

  [Insert additional Series Supplements]

2.       AMENDMENTS:

  A.     Amendment, dated March 31, 1995.

  B.     Amendment No. 2, dated December 21, 1995.

  C.     Amendment No. 3, dated as of September 28, 2000.

  D.     Amendment No. 4 [Omnibus Agreement], dated as of December 7, 2000.

  E.     Amendment No. 5, dated as of July 20, 2001

3.      ASSIGNMENTS OF ADDITIONAL ACCOUNTS:
A.     Assignment No. 1 of Additional Accounts, dated as of October 26, 1994.

B.     Assignment No. 2 of Additional Accounts, dated as of July 19, 1995.

C.     Assignment No. 3 of Additional Accounts, dated as of November 10, 1995.

D.     Assignment No. 4 of Additional Accounts, dated as of December 21, 1995.

E.     Assignment No. 5 of Additional Accounts, dated as of April 24, 1996.

F.     Assignment No. 6 of Additional Accounts, dated as of November 15, 1996.

G.    Assignment No. 7 of Additional Accounts, dated as of August 15, 1997.

H.    Assignment No. 8 of Additional Accounts, dated as of June 29, 1998.

I.     Assignment No. 9 of Additional Accounts, dated as of July 31, 2000.

J.     Assignment No. 10 of Additional Accounts, dated as of January 31, 2001.

K.    Assignment No. 11 of Additional Accounts, dated as of April 6, 2001

L.    Assignment No. 12 of Additional Accounts, dated as of September 28, 2001.

4.       REASSIGNMENTS OF RECEIVABLES
A.   Reassignment No. 1 of Receivables, dated as of June 30, 1997.

EXHIBIT B

1.        AMENDMENTS:

  A.     First Amendment to Assignment of Accounts and Sale of Receivables Agreement, dated as of September 16,
           1994.

  B.     Second Amendment to Assignment of Accounts and Sale of Receivables Agreement, dated as of September
           17, 1994.

  C.     Third Amendment to Assignment of Accounts and Sale of Receivables Agreement, dated as of August 1,
           1995.

  D.     Fourth Amendment to Assignment of Accounts and Sale of Receivables Agreement, dated as of July 18, 1996.

  E.     Fifth Amendment to Assignment of Accounts and Sale of Receivables Agreement, dated as of October 1,
          1996.

  F.     Sixth Amendment to Assignment of Accounts and Sale of Receivables Agreement, dated as of April 24, 1997.

  G.     Seventh Amendment to Assignment of Accounts and Sale of Receivables Agreement, dated as of July 20, 2001.

2.       BANK ORIGINATED ACCOUNTS ASSIGNMENTS: A.     Assignment of Receivables of Bank Originated Accounts No. 1. dated as of March 2, 1995.

B.     Assignment No. 2 of Receivables of Bank Originated Accounts, dated as of July 1, 1995.

C.     Assignment No. 3 of Receivables of Bank Originated Accounts, dated as of October 1, 1995.

D.     Assignment No. 4 of Receivables of Bank Originated Accounts, dated as of December 1, 1995.

E.     Assignment No. 5 of Receivables of Bank Originated Accounts, dated as of February 1, 1996.

F.     Assignment No. 6 of Receivables of Bank Originated Accounts, dated as of April 1, 1996.

G.     Assignment No. 7 of Receivables of Bank Originated Accounts, dated as of June 1, 1996.

H.     Assignment No. 8 of Receivables of Bank Originated Accounts, dated as of August 1, 1996.

I.      Assignment No. 9 of Receivables of Bank Originated Accounts, dated as of October 1, 1996.

J.      Assignment No. 10 of Receivables of Bank Originated Accounts, dated as of December 1, 1996.

K.     Assignment No. 11 of Receivables of Bank Originated Accounts, dated as of February 1, 1997.

L.     Assignment No. 12 of Receivables of Bank Originated Accounts, dated as of April 1, 1997.

M.    Assignment No. 13 of Receivables of Bank Originated Accounts, dated as of June 1, 1997.

N.     Assignment No. 14 of Receivables of Bank Originated Accounts, dated as of August 1, 1997.

O.     Assignment No. 15 of Receivables of Bank Originated Accounts, dated as of October 1, 1997.

P.     Assignment No. 16 of Receivables of Bank Originated Accounts, dated as of December 1, 1997.

Q.     Assignment No. 17 of Receivables of Bank Originated Accounts, dated as of February 1, 1998.

R.     Assignment No. 18 of Receivables of Bank Originated Accounts, dated as of April 1, 1998.

S.     Assignment No. 19 of Receivables of Bank Originated Accounts, dated as of June 1, 1998.

T.     Assignment No. 20 of Receivables of Bank Originated Accounts, dated as of August 1, 1998.

U.     Assignment No. 21 of Receivables of Bank Originated Accounts, dated as of October 1, 1998.

V.     Assignment No. 22 of Receivables of Bank Originated Accounts, dated as of December 1, 1998.

W.    Assignment No. 23 of Receivables of Bank Originated Accounts, dated as of February 1, 1999.

X.     Assignment No. 24 of Receivables of Bank Originated Accounts, dated as of April 1, 1999.

Y.     Assignment No. 25 of Receivables of Bank Originated Accounts, dated as of June 1, 1999.
  Z.     Assignment No. 26 of Receivables of Bank Originated Accounts, dated as of August 1, 1999.

  AA.     Assignment No. 27 of Receivables of Bank Originated Accounts, dated as of October 1, 1999.

  BB.     Assignment No. 28 of Receivables of Bank Originated Accounts, dated as of December 1, 1999.

  CC.     Assignment No. 29 of Receivables of Bank Originated Accounts, dated as of February 1, 2000.

  DD.    Assignment No. 30 of Receivables of Bank Originated Accounts, dated as of April 1, 2000.

  EE.     Assignment No. 31 of Receivables of Bank Originated Accounts, dated as of June 1, 2000.

  FF.     Assignment No. 32 of Receivables of Bank Originated Accounts, dated as of August 1, 2000.

  GG.    Assignment No. 33 of Receivables of Bank Originated Accounts, dated as of October 1, 2000.

  HH.   Assignment No. 34 of Receivables of Bank Originated Accounts, dated as of December 1, 2000.

  II.      Assignment No. 35 of Receivables of Bank Originated Accounts, dated as of February 1, 2001.

  JJ.     Assignment No. 36 of Receivables of Bank Originated Accounts, dated as of April 1, 2001.

  KK.   Assignment No. 37 of Receivables of Bank Originated Accounts, dated as of June 1, 2001.

  LL     Assignment No. 38 of Receivables of Bank Originated Accounts, dated as of August 1, 2001.

  MM.  Assignment No. 39 of Receivables of Bank Originated Accounts, dated as of October 1, 2001.

[Insert Additional Assignments Of Receivables Of Bank Originated Accounts] 3.       ADDITIONAL ACCOUNTS ASSIGNMENTS
A.     Assignment No. 1 of Additional Accounts, dated as of March 3, 1995.

B.     Assignment No. 2 of Additional Accounts, dated as of August 1, 1995.

C.     Assignment No. 3 of Additional Accounts, dated as of December 1, 1995.

D.     Assignment No. 4 of Additional Accounts, dated as of September 1, 1996.